UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2015

PANERA BREAD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO	63127
(Address of principal executive offices)	(Zip Code)

314-984-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Credit Facilities

Revolving Credit Agreement

On July 16, 2015, Panera Bread Company (the “Company”) entered into a credit agreement (the “Revolving Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and L/C issuer, and each lender from time to time party thereto. The Revolving Credit Agreement provides for an unsecured revolving credit facility of $250 million and provides that the Company may select the interest rates under the credit facility equal to (1) the Eurodollar Rate (as defined in the Revolving Credit Agreement) plus the “Applicable Rate” for Eurodollar loans (which is an amount ranging from 1.00% to 1.50% depending on the Company’s consolidated leverage ratio) or (2) the “Base Rate” (which is defined as the higher of the Bank of America prime rate, the Federal funds rate plus 0.50%, and the Eurodollar Rate plus 1.00%) plus the “Applicable Rate” for Base Rate loans (which is an amount ranging from 0.00% to 0.50% depending on the Company’s consolidated leverage ratio). The Company’s obligations under the credit facility are guaranteed by certain of its direct and indirect subsidiaries. The Revolving Credit Agreement also allows the Company from time to time to request that the credit facility be further increased by an amount not to exceed, in the aggregate, $150 million, subject to the arrangement of additional commitments with financial institutions acceptable to the Company and Bank of America. The credit facility will become due on July 16, 2020, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness or a change of control of the Company, as defined in the Revolving Credit Agreement.

Term Loan Agreement

On July 16, 2015, the Company also entered into a term loan agreement (the “Term Loan Agreement,” and together with the Revolving Credit Agreement, the “Credit Facilities”), by and among the Company, as borrower, Bank of America, as administrative agent, and each lender from time to time party thereto. The Term Loan Agreement provides for an unsecured term loan in the amount of $300 million and provides that the Company may select the interest rates under the loan equal to (1) the Eurodollar Rate (as defined in the Term Loan Agreement) plus the “Applicable Rate” for Eurodollar loans (which is an amount ranging from 1.00% to 1.50% depending on the Company’s consolidated leverage ratio) or (2) the “Base Rate” (which is defined as the higher of the Bank of America prime rate, the Federal funds rate plus 0.50%, or the Eurodollar Rate plus 1.00%) plus the “Applicable Rate” for Base Rate loans (which is an amount ranging from 0.00% to 0.50% depending on the Company’s consolidated leverage ratio). The Company’s obligations under the term loan are guaranteed by certain of its direct and indirect subsidiaries. The loan will become due on July 16, 2020, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness or a change of control of the Company, as defined in the Term Loan Agreement.

The Credit Facilities

The Credit Facilities each contain customary representations and warranties, as well as affirmative and negative covenants. The negative covenants in each of the Credit Facilities include restrictions on liens, investments in foreign subsidiaries, indebtedness of subsidiaries of the Company, fundamental changes, dispositions, restricted payments, change in nature of business, transactions with affiliates, burdensome agreements, and use of proceeds. The Credit Facilities each contain various financial covenants that, among other things, require the maintenance of certain leverage and fixed charge coverage ratios. The Company expects to use the Credit Facilities (i) to refinance the revolving credit facility provided under the Revolving Credit Agreement dated as of November 30, 2012 among the Company, the lenders party thereto and Bank of America, as administrative agent, swing line lender and letter of credit issuer (as amended, restated, supplemented or otherwise modified, the “Existing Revolving Credit Agreement”) and (ii) for general corporate purposes, including working capital, capital expenditures, Permitted Acquisitions (as defined in each of the Credit Facilities) and purchases of the Equity Interests (as defined in each of the Credit Facilities) of the Company and transaction expenses relating thereto.

A copy of the Revolving Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Revolving Credit Agreement set forth above is qualified in its entirety by reference to the full text of the Revolving Credit Agreement filed herewith.

A copy of the Term Loan Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Term Loan Agreement set forth above is qualified in its entirety by reference to the full text of the Term Loan Agreement filed herewith.

Entry into Amendment to Existing Term Loan Agreement

On July 16, 2015, the Company also entered into Amendment No. 1 (the “Amendment”) to the Term Loan Agreement, dated as of June 11, 2014 (the “Existing Term Loan Agreement”) by and among the Company, as borrower, Bank of America, as administrative agent, and each lender from time to time party thereto.

The Amendment amended certain provisions of the Existing Term Loan Agreement related to subsidiary guarantees and burdensome agreements in order to conform such provisions to the corresponding provisions in the Term Loan Agreement.

A copy of the Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Amendment set forth above is qualified in its entirety by reference to the full text of the Amendment filed herewith.

Item 1.02.	Termination of a Material Definitive Agreement.

Also on July 16, 2015, the Company terminated the Existing Revolving Credit Agreement, the term of which was otherwise scheduled to expire on November 30, 2017.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in “Item 1.01. Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K related to the Company’s entry into the Credit Facilities is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

	By:	/s/ Michael J. Bufano
Date: July 21, 2015	Name:	Michael J. Bufano
	Title:	Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 16, 2015, by and among Panera Bread Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and each lender party thereto.

10.2	Term Loan Agreement, dated as of July 16, 2015 by and among Panera Bread Company, as borrower, Bank of America, N.A., as administrative agent, and each lender party thereto.

10.3	Amendment No. 1, dated as of July 16, 2015, to the Term Loan Agreement, dated as of June 11, 2014, by and among the Company, as borrower, Bank of America, as administrative agent, and each lender from time to time party thereto.